Exhibit 99.1



NEWS RELEASE

CONTACT:
Bob Aronson
Director of Investor Relations
800-579-2302
(investorrelations@stagestoresinc.com)

FOR IMMEDIATE RELEASE

         STAGE STORES ANNOUNCES EXTENSION OF EXCLUSIVITY
                        TO MARCH 31, 2001

     HOUSTON, TX, September 25, 2000 - - Stage Stores, Inc. today announced that the U.S. Bankruptcy Court for the Southern District of Texas approved the Company's request to extend the "exclusivity period" in the Company's bankruptcy proceeding until March 31, 2001.
     Jack Wiesner, Chairman of the Board of Directors, commented, "The extension of the exclusivity period through March 31, 2001 will allow the Company to continue to develop and implement its restructuring plan."
      Stage Stores, Inc., brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the United States. The company currently operates stores overunder the Stage, Bealls and Palais Royal names.
     Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the company with the Securities and Exchange Commission that the company urges investors to consider.

                               ###